Exhibit 10.1

TRANSITION SERVICES AGREEMENT

dated as of September 30, 2024

by and among

SUNPOWER CORPORATION

SUNPOWER CORPORATION, SYSTEMS

FALCON ACQUISITION HOLDCO, INC.

BLUE RAVEN SOLAR HOLDINGS, LLC

BRS FIELD OPS, LLC

BLUE RAVEN SOLAR, LLC

SUNPOWER CAPITAL SERVICES, LLC

SUNPOWER CAPITAL, LLC

SUNPOWER NORTH AMERICA, LLC

SUNPOWER HOLDCO, LLC

and

COMPLETE SOLARIA, INC.

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of September 30, 2024 (the “Effective Date”) by and between SUNPOWER CORPORATION, a Delaware Corporation, its subsidiaries named in the APA (collectively, “SunPower”), and COMPLETE SOLARIA, INC., a Delaware corporation (“Complete Solaria”), referred to collectively, as “Parties” and, individually, as a “Party”.

RECITALS

WHEREAS, on August 5, 2024, SunPower filed a voluntary petition and commenced cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of August 5, 2024, by and among (a) Complete Solaria, Inc., and (b)(i) SunPower Corporation, and (ii) the direct and indirect subsidiaries of SunPower Corporation as set forth in the signature pages attached thereto (the “APA”), Complete Solaria purchased from SunPower the Acquired Assets (as defined therein);

WHEREAS, SunPower and Complete Solaria desire to provide and receive, as applicable, certain transition services, SunPower and Complete Solaria have agreed to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

Defined terms; rules of interpretation

Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Law(s)” means, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, injunction, registration, license, permit, authorization, guideline, governmental approval, consent or requirement of such Governmental Authority.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person.

“APA” has the meaning set forth in the Recitals.

“Authorized Partner” means an unaffiliated third party service provider or strategic business partner of Complete Solaria who (i) has a need to use the PVS6 gateway for or on behalf of Complete Solaria in the conduct of Complete Solaria’s business with respect to the Acquired Assets (as defined in the APA), and (ii) has been approved in writing by SunPower and the applicable customer of Complete Solaria who are parties to the Assigned Contracts (as defined in the APA).

“Bankruptcy Code” has the meaning set forth in the Recitals.

“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Disposition” means any divestment or other loss or disposition of an asset or resource, including personnel, in connection with the Chapter 11 Cases.

“Business Day” means a day, other than a Saturday or Sunday or a public holiday, on which banks are generally open for business in the State of New York and California.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Complete Solaria” has the meaning set forth in the preamble.

“CS Closing Date” means the Closing Date (as defined in the APA).

“Extension Period” has the meaning set forth in Section 2.2.

“Force Majeure Event” means, when used in connection with the performance of a Party’s obligations under this Agreement, any act, condition or event which renders said Party unable to comply totally or partially with its obligations under this Agreement, but only if and to the extent such event is not within the reasonable control, directly or indirectly, of the Party seeking to have its performance obligation(s) excused thereby. Without limiting the meaning of, but always subject to, the preceding sentence, the following events, while not exhaustive, constitute Force Majeure Events to the extent that they render a Party unable to comply totally or partially with its obligations under this Agreement and otherwise comply with the preceding:

(a) war (whether or not war is declared), hostilities, revolution, rebellion, insurrection against any Governmental Authority, riot, terrorism, acts of a public enemy or other civil disturbance;

(b) acts of God, including but not limited to, storms, floods, lightning, earthquakes, hailstorms, ice storms, tornados, typhoons, hurricanes, landslides, volcanic eruptions, fires, excessive winds, excessive rain, objects striking the earth from space (such as meteorites), drought, or any other naturally occurring event or severe weather conditions that impacts the ability of Provider to perform the Services;

(c) sabotage, damage or destruction by a third party (other than any contractor retained by or on behalf of the invoking Party) or by any rodents, insects or other wildlife or plants, facilities and equipment necessary for the performance by the affected Party of its obligations under this Agreement;

(d) acts of any Governmental Authority or utility that restrict or limit Provider’s ability to provide the Transition Services (such as condemnation of property or changes in laws);

(e) epidemics, pandemics, and quarantines, such as the events connected with COVID-19;

(f) acts of piracy and perils of sea not elsewhere classified; and

(g) industrial action, work stoppage, labor strike, labor shortage, or boycott.

Notwithstanding anything to the contrary in this definition, the term “Force Majeure Event” shall not include economic hardship of any Party’s or any Party’s failure to pay where such failure is not as a result of failure of any banks or of any bank funds transmission systems.

“Forward Services” has the meaning set forth in Section 2.1.

“Governmental Authority” means any national, state, autonomic, regional, province, town, city, or municipal government, whether domestic or foreign, or other administrative, regulatory, or judicial body of any of the foregoing, and shall include FERC.

“HASI Closing Date” means the Closing Date (as defined in that certain Asset Purchase Agreement, dated as of [●], by and among HA SunStrong Capital LLC and GF SunStrong Capital, LLC, on the one hand, and SunPower Corporation and the direct and indirect subsidiaries of SunPower Corporation as set forth in the signature pages attached thereto).

“Interest Rate” has the meaning set forth in Section 3.2(c).

“Losses” has the meaning set forth in Section 6.4(a).

“Permitted Users” means employees of Complete Solaria, employees of its Affiliates, and employees of its and their Authorized Partners.

“Person” means any individual, corporation, partnership, company, joint venture, association, trust, unincorporated organization, or Governmental Authority.

“Provider” means SunPower with respect to the Forward Services, and Complete Solaria with respect to the Reverse Services.

“Recipient” means Complete Solaria with respect to the Forward Services, and SunPower with respect to the Reverse Services.

“Reverse Services” has the meaning set forth in Section 2.1.

“SunPower” has the meaning set forth in the preamble.

“SunPower Indemnified Person” has the meaning set forth in Section 6.4(a).

“Term” has the meaning set forth in Section 2.2.

“Transition Fee” has the meaning set forth in Section 3.1.

“Transition Services” has the meaning set forth in Section 2.1.

Section 1.2 Rules of Interpretation. Unless the context requires otherwise: (i) the singular includes the plural and vice versa, (ii) the word “including” means “including, without limitation,” (iii) references to “Sections,” “Schedules,”, “Annexes” and “Exhibits” are to sections, schedules, annexes and exhibits to this Agreement, (iv) the words “herein”, “hereof” and “hereunder” refer to this Agreement as a whole and not to any particular section or subsection of this Agreement, (v) references to this Agreement include a reference to all schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time, (vi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) including all schedules and exhibits thereto, (vii) references to a statute or to a regulation issued by a Governmental Authority are references to the statute or regulation in force as of the Effective Date, together with all amendments and supplements thereto and any statute or regulation substituted for or superseding such statute or regulation in force as of the Effective Date, (viii) “shall” and “will” mean “must” and have equal force and effect and express an obligation, (ix) this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision in this Agreement, (x) the word “or” in this Agreement is disjunctive but not necessarily exclusive, (xi) references in this Agreement to time periods in terms of a certain number of days mean calendar days unless expressly stated herein to be Business Days, (xii) headings used in this Agreement are for ease of reference only and shall not be taken into account in the interpretation or construction of the provisions of this Agreement, and (xiii) the words “dollar”, “dollars” or “money” and the symbol “$” each mean United States Dollars.

Article II

APPOINTMENT; Transition SERVICES; TERMINATION OF EXISTING AGREEMENT; PVS6 License

Section 2.1 Provision of Transition Services. Upon the terms and subject to the conditions set forth in this Agreement, SunPower will use commercially reasonable efforts to perform, or cause to be performed, the transition services described in Annex A (the “Forward Services”), and Complete Solaria shall use commercial reasonable efforts to perform the transition services described in Annex B (the “Reverse Services,” and together with the Forward Services, the “Transition Services”); provided, that, Provider shall not be obligated to (a) perform, or cause to be performed, any portion of the Transition Services (i) if it would violate any Applicable Law or contract, (ii) to any Person other than Recipient, or (iii) with respect to the Forward Services, to the extent such portion of the Forward Services cannot be performed as a result of a Bankruptcy Disposition, (b) make any increase in any volumes, amounts, levels, capacity, or frequencies with respect to the provision of the Transition Services, (c) provide, or cause to be provided, any Transition Services to any location except those provided to Recipient immediately prior to the Effective Date, or (d) modify, expand, augment, or otherwise change any of its information technology or other business functions, systems, or services in order to provide the Transition Services.

Section 2.2 Term of Agreement. The Transition Services (or any portion thereof) shall be provided for the period beginning on the Effective Date until the effective date of a confirmed chapter 11 plan (the “Term”); thereafter, this Agreement shall be amended in accordance with Section 8.10.

Section 2.3 Subcontractors; Scope of Services. SunPower may cause any Affiliate of SunPower or any third-party provider (each, a “Subcontractor”) to provide any Forward Services or any portion thereof to Complete Solaria. SunPower shall at all times be responsible for the acts and omissions of Subcontractors to the extent related to the performance of all Forward Services, whether performed by SunPower or its Subcontractors. The Parties acknowledge that there may be reasonable mutually agreed changes to the Transition Services in the ordinary course of business as may be requested by any Party, or necessary to implement changes.

Section 2.4 Performance of Transition Services. SunPower (on its own behalf and on behalf of its personnel) and Complete Solaria (on its own behalf) hereby agree to use commercially reasonable efforts to coordinate and cooperate with one another at Complete Solaria’s sole cost and expense to the extent required to facilitate the performance of the Transition Services in accordance herewith. If third-party consent is required to permit Provider to provide, or Recipient to receive, a particular Transition Service, then (i) Complete Solaria shall bear all actual and necessary costs, fees, and expenses of seeking and obtaining any such consent, and (ii) SunPower shall be relieved of the obligation to provide the applicable Forward Services until such consent is obtained or such costs, fees, and expenses have been paid.

Section 2.5 Means of Provision of Transition Services. Recipient shall make available any information, material or asset that Provider reasonably deems necessary for the performance of the Transition Services, which information, material or asset Recipient shall promptly furnish in connection with the Transition Services.

Section 2.6 Independent Contractor; Status of Personnel. Provider is an independent contractor in connection with the performance of Transition Services hereunder for any and all purposes (including federal or state tax purposes), and Provider’s personnel shall not be deemed to be employees or agents of Recipient.

Section 2.7 Compliance with Applicable Law. In receiving and performing the Transition Services, each Party shall comply in all material respects with all Applicable Laws.

Section 2.8 Additional Services. Following the Effective Date, in the event SunPower reasonably requests that Complete Solaria provide additional services that are not included in Annex B, upon Complete Solaria’s agreement to provide such additional services (not to be unreasonably withheld), the Parties shall negotiate in good faith the terms and conditions for such additional services, Complete Solaria shall provide such additional services at no cost to SunPower and such additional services shall constitute Reverse Services hereunder.

Section 2.9 PVS6 License. SunPower hereby grants, and shall cause its Affiliates to grant, to Complete Solaria a non-exclusive, royalty-free, non-transferrable, non-sublicensable right and license for Permitted Users to copy, adapt, modify, perform, display, and otherwise use the PVS6 gateway in the conduct of Complete Solaria’s business with respect to the Acquired Assets (as defined in the APA). Such right and license shall only become effective upon the CS Closing Date, to the extent the CS Closing Date occurs before the HASI Closing Date, and shall terminate on the HASI Closing Date. Complete Solaria shall be responsible for the use of the PVS6 gateway by Permitted Users in the same manner as Complete Solaria itself. All rights to the PVS6 gateway not expressly granted to Complete Solaria herein are retained by SunPower.

Article III

PAYMENTS

Section 3.1 Compensation. Complete Solaria shall pay SunPower (i) the amounts set forth on Annex A in connection with the Transition Services (the “Fixed Cost”), plus (ii) all actual and necessary costs and out-of-pocket expenses incurred by SunPower in connection with the provision of the Forward Services, including for time spent by SunPower personnel and Subcontractors in performing the Forward Services, provided however that SunPower shall make commercially reasonable efforts to provide prior notice of such costs and out-of-pocket expenses prior to incurring them or immediately thereafter, plus (iii) any additional license fees, consent costs, temporary right-to-use fees, royalties, or other amounts payable to any third party that may be necessary for SunPower (or its designee) to provide, or Complete Solaria to receive, the Forward Services (provided that to the extent Complete Solaria, in its sole discretion, elects not to pay any of the foregoing costs, SunPower shall not be obligated to provide the applicable Forward Services relating to such costs) (items (ii) and (iii), together with the Fixed Cost, the “Transition Fee”). To the extent that SunPower is unable to provide the Forward Services in any material respect as a result of a Bankruptcy Disposition, SunPower acknowledges and agrees that the applicable Fixed Cost for such unperformed Forward Service shall be adjusted downward by an applicable percentage to be mutually agreed in good faith among the Parties, so long as such adjustment does not result in SunPower providing the Forward Services at a loss. Complete Solaria shall provide the Reverse Services at no cost to SunPower.

Section 3.2 Billing and Payment Terms

(a) SunPower shall provide to Complete Solaria invoices every two weeks setting forth the Transition Fee, which Complete Solaria shall pay upon receipt. SunPower shall maintain records sufficient to support the charged amounts in accordance with SunPower’s standard practices and Complete Solaria’s billing requirements and shall submit such records to Complete Solaria with the invoices.

(b) Complete Solaria shall pay the charges invoiced by SunPower upon receipt of each invoice to the following account (or as otherwise directed by SunPower):

(c) Undisputed amounts not paid within ten (10) days of receipt shall accrue interest at the rate of two percent (2%) above the then applicable prime rate announced from time to time in The Wall Street Journal (the “Interest Rate”). Upon the completion of any Transition Service, SunPower shall, not later than thirty (30) days following the effective date of such completion, invoice Complete Solaria for amounts payable by Complete Solaria in respect of such terminated Transition Service since the last invoice provided by SunPower.

(d) In the event that Complete Solaria does not pay any undisputed sum due in accordance with this Article III, SunPower shall have the right to suspend providing Forward Services to Complete Solaria, exercisable upon five (5) Business Days’ prior written notice to Complete Solaria, until such unpaid balance plus all accrued interest at the Interest Rate shall have been paid.

(e) Complete Solaria shall promptly (and in any event, within ten (10) days of receipt of an invoice) notify SunPower in writing of any amounts billed to it that are in dispute, listing all disputed items and providing a reasonably detailed description of each disputed item. Upon receipt of such notice, SunPower shall research the items in question in a reasonably prompt manner and cooperate to resolve any differences with Complete Solaria. In the event that the Parties mutually agree that any amount that was paid by Complete Solaria was not properly owed, SunPower will refund that amount to Complete Solaria within five (5) Business Days of such agreement (or, at SunPower’s option in its sole discretion, SunPower shall deduct such dollar amount from the next invoice submitted to Complete Solaria).

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of SunPower. SunPower hereby represents and warrants to Complete Solaria that:

(a) it is duly organized and validly existing under the laws of the State of Delaware;

(b) it has the power and authority to do all acts and things and execute and deliver all documents as are required to be done, observed, performed or executed by it in connection with its engagement by Complete Solaria pursuant to this Agreement;

(c) this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms hereof, subject only to applicable bankruptcy, insolvency and similar laws affecting the enforceability of the rights of creditors generally and the general principles of equity; and

(d) neither the execution and delivery by it of this Agreement nor the consummation of the transactions contemplated hereby is in conflict with or will result in a default under or a violation of the governing instruments of it or any other agreements or instruments to which it is a party or by which it is bound.

Section 4.2 Representations and Warranties of Complete Solaria. Complete Solaria hereby represents and warrants to SunPower that:

(a) it is duly organized and validly existing under the laws of the State of Delaware;

(b) it has the power and authority to do all acts and things and execute and deliver all other documents as are required to be done, observed or performed by it;

(c) this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms hereof, subject only to applicable bankruptcy, insolvency and similar laws affecting the enforceability of the rights of creditors generally and the general principles of equity; and

(d) neither the execution and delivery by it of this Agreement nor the consummation of the transactions contemplated hereby is in conflict with or will result in a default under or a violation of the governing instruments of it or any other agreements or instruments to which it is a party or by which it is bound.

Article V

Confidentiality

No Party (the “Receiving Party”) shall use for any purpose other than performing the obligations under this Agreement or divulge, disclose, produce, publish, or permit access to, without the prior written consent of the other Party (the “Disclosing Party”), any confidential information of the Disclosing Party. Confidential information includes, all information or materials prepared in connection with the Transition Services performed under this or any related subsequent Agreement, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential information does not include (a) information known to the Receiving Party prior to obtaining the same from the Disclosing Party; (b) information in the public domain at the time of disclosure by the Receiving Party; or (c) information obtained by the Receiving Party from a third party who did not receive same, directly or indirectly, from the Disclosing Party. The Receiving Party shall use the higher of the standard of care that the Receiving Party uses to preserve its own confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of such confidential information. Notwithstanding anything herein to the contrary, the Receiving Party has the right to disclose confidential information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange on which the shares of any Party are listed, (ii) as otherwise required by Applicable Law, (iii) as advisable or required in connection with any government or regulatory filings, including filings with any regulating authorities covering the relevant financial markets, (iv) to its attorneys, accountants, financial advisors or other agents, in each case bound by confidentiality obligations, (v) to banks, investors and other financing sources and their advisors, in each case bound by confidentiality obligations or (vi) in connection with an actual or prospective merger or acquisition or similar transaction where the party receiving the confidential information is bound by the same or similar confidentiality obligations. If a Receiving Party believes that it will be compelled by a court or other Governmental Authority to disclose confidential information of the Disclosing Party, it shall (to the extent permitted by Applicable Law) give the Disclosing Party prompt written notice so that the Disclosing Party may determine whether to take steps to oppose such disclosure.

Article VI

DISCLAIMER, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 6.1 Disclaimer of Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES, AND EACH PARTY DISCLAIMS, ANY REPRESENTATIONS AND WARRANTIES IN CONNECTION WITH THIS AGREEMENT, INCLUDING IN CONNECTION WITH THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER, INCLUDING EXPRESS, IMPLIED, AND STATUTORY REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, COURSE OF DEALING, USAGE OF TRADE, NON-INFRINGEMENT, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE.

Section 6.2 No Consequential Damages. IN NO EVENT (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THROUGH THE INDEMNIFICATION PROVISIONS OF Section 6.4) SHALL ANY PARTY BE LIABLE FOR LOSS OF PROFITS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER, WHETHER FORESEEABLE OR UNFORESEEABLE, THAT MAY BE INCURRED BY REASON OF ANY ACTION OR INACTION OF ANY PARTY OR FOR ANY OTHER REASON RELATING TO OR ARISING OUT OF THE PERFORMANCE BY A PARTY OF ITS OBLIGATIONS HEREUNDER, INCLUDING ANY BREACH BY ANY OTHER PARTY OF THIS AGREEMENT.

Section 6.3 General Limitation. Except in the case of fraud, willful misconduct or gross negligence, but subject to the limitation on damages in Section 6.2, in no circumstances shall the aggregate liability of SunPower under this Agreement (whether based on breach of contract, tort, strict liability or otherwise) arising out of or in connection with the performance of SunPower of its obligations under this Agreement exceed an amount equal to the Transition Fee, in each case actually received by SunPower.

Section 6.4 Indemnification.

(a) Complete Solaria shall hold harmless and indemnify SunPower, its directors, officers, employees, agents, advisers and affiliates (each, a “SunPower Indemnified Person”) at all times from and after the commencement of the Term against all losses, claims, damages, liabilities, actions, suits, fees (including reasonable attorneys’ fees), judgments and costs (collectively, “Losses”) incurred at any time resulting from or arising out of the provision or receipt of the Transition Services, except in each case to the extent such Losses are caused by the fraud, gross negligence or willful misconduct of any SunPower Indemnified Person. Complete Solaria’s obligations under this Section 6.4(a) shall survive any termination or expiration of this Agreement.

(b) Notwithstanding the foregoing, SunPower shall have no liability under this Section 6.4 for (i) Losses to the extent such Losses are actually reimbursed to Complete Solaria by any insurance policies maintained by or on behalf of it, including unemployment insurance or workers’ compensation coverage, or (ii) any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to this Agreement in accordance with Section 6.2. Each Party agrees and acknowledges that the risk allocation and limitations of liability set forth in this Agreement are fundamental to each Party’s benefit of the bargain under this Agreement. No Party shall allege that any remedy or any provision of this Agreement fails of its essential purpose.

Article VII

TERMINATION

Section 7.1 Termination.

(a) Either Party may terminate this Agreement at any time (i) in the event of a material breach by the other Party that remains uncured after ten (10) days’ written notice thereof to such Party, (ii) upon the violation by such Party of Applicable Laws, or (iii) pursuant to an order of the Bankruptcy Court.

(b) SunPower may terminate any Reverse Service without any penalty upon ten (10) days’ notice to Complete Solaria.

(c) Complete Solaria may terminate any Forward Service without any penalty upon ten (10) days’ notice to SunPower; provided, that (i) Complete Solaria shall, concurrently with such termination, terminate all interdependent Forward Services, and (ii) Complete Solaria shall pay SunPower for all undisputed amounts due to SunPower under this Agreement for such Forward Service and not yet paid as of the date of termination (whether or not invoiced) together with all wind-down costs (excluding pension or severance of affected personnel), stranded costs, and third-party breakage or termination fees associated with the cessation of such Forward Service.

Section 7.2 Termination Notices. Any termination notice delivered by either Party shall (a) be made pursuant to Section 8.7, (b) specify the effective date of termination, and (c) where applicable, detail the Transition Services to be terminated.

Article VIII

MISCELLANEOUS

Section 8.1 Force Majeure. In the event that Provider claims a Force Majeure Event, Provider shall notify Recipient in writing of any delay or anticipated delay in Provider’s performance of this Agreement due to such Force Majeure Event, and such notice shall include a description of the event and anticipated length of the delay. Provider shall deliver such notice as soon as practicable. Provider shall be excused from the performance of its obligations under this Agreement solely to the extent that Provider is prevented from performing such obligations by reason of the occurrence of a Force Majeure Event; provided that (a) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event, (b) no liability of Provider which arose before the occurrence of the Force Majeure Event causing the suspension of performance shall be excused as a result of such occurrence, and (c) Provider shall use commercially reasonable efforts to mitigate its costs after receiving notice that the Subcontractors have been affected by a Force Majeure Event. Provider (i) shall exercise commercially reasonable efforts to minimize and mitigate the effects of any delay caused by said Force Majeure Event; and (ii) provide prompt notice to Recipient of the cessation of the event or condition giving rise to its excuse from performance.

Section 8.2 Relationship of the Parties. The Parties are independent contractors. Nothing in this Agreement is intended, or shall be construed, to create any association, joint venture, agency relationship or partnership between the Parties or to impose any such obligation or liability upon any Party. Nothing in this Agreement shall be construed to give any Party any right, power or authority to enter into any agreement or undertaking for, or act as an agent or a representative of, or otherwise bind, the other Party.

Section 8.3 Further Assurances. SunPower and Complete Solaria will each use its commercially reasonable efforts to implement the provisions of this Agreement, and for such purpose each, at the reasonable request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such assistance, or assignments, consents or other instruments in addition to those required by this Agreement, in form and substance reasonably expected to be satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement.

Section 8.4 Assignment; Successors and Assigns; Binding Effect.

(a) Except as expressly provided herein, no Party may assign its rights or obligations under this Agreement without the prior written consent of each other Party, and any purported assignment without such consent shall be void.

(b) This Agreement and all its provisions shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(c) Upon the occurrence of the effective date of SunPower’s plan of reorganization (the “Plan”), SunPower’s obligations under this Agreement shall be assigned, delegated or otherwise transferred and accepted by the appointed plan administrator that will oversee the winding down of SunPower (the “Wind Down Estate”) in accordance with the Plan.

Section 8.5 Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Delaware.

Section 8.6 Consent to Jurisdiction and Service of Process.

(a) Jurisdiction. Each Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the other Party in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the Delaware Court of Chancery, and of any federal court of the United States of America located in the State of Delaware, and any appellate court from any thereof, and each of the Parties irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Delaware Court of Chancery or, to the fullest extent permitted by Applicable Law, in any federal court of the United States of America located in the State of Delaware. Each of the Parties agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Waiver of Venue. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 8.6(a). Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each Party irrevocably consents to service of process in the manner provided for notices in Section 8.7. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

(d) WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.7 Notices. Any notice, request, demand or other communication required or permitted under this Agreement, shall be deemed to be properly given by the sender and received by the addressee if made in writing and: (a) hand-delivered; (b) delivered by a reputable overnight courier service requiring signature for receipt; (c) mailed by certified or registered air mail, post prepaid, with a return receipt requested; (d) sent by facsimile as evidenced by a printed confirmation from the sender’s facsimile machine; or (e) delivered as a .pdf attachment to an e-mail. Notices given pursuant to this Section 8.7 shall be addressed as follows to:

SunPower:

SunPower

880 Harbour Way South Suite 600

Richmond, CA 94804

Attn: Matt Henry

Email: mhenry@alvarezandmarsal.com

with copies to:

Kirkland & Ellis LLP

333 Wolf Point Plaza

Chicago, IL 60654

Attn:	Claire Smyser Campbell
Kady Reese
Jeff Michalik
Email:	claire.campbell@kirkland.com
kady.reese@kirkland.com
jeff.michalik@kirkland.com

Complete Solaria:

Complete Solaria

45700 Northport Loop E

Fremont, CA 94538

Attn:	Nick Santhanam
Siddarth Madhav
Email:	nick.santhanam@fernweh.com
siddarth.madhav@fernweh.com

with copies to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attn:	Richard A. Chesley
Jamila Justine Willis
Email:	Richard.chesley@dlapiper.com
Jamila.willis@dlapiper.com

Section 8.8 Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

Section 8.9 Entire Agreement. This Agreement constitutes the complete and entire Agreement between the Parties and supersedes any previous communications, negotiations, representations or agreements, whether oral or in writing, with respect to the subject matter addressed herein. NO PRIOR COURSE OF DEALING BETWEEN THE PARTIES SHALL FORM PART OF, OR SHALL BE USED IN THE INTERPRETATION OR CONSTRUCTION OF, THIS AGREEMENT.

Section 8.10 Waiver and Amendment. No amendments to this Agreement shall be binding on the Parties unless set out in writing and signed by authorized representatives of each of the Parties. No provision of, or entitlement under, this Agreement shall be deemed to be waived by any Party unless such waiver is made in writing and identified as such. The failure of any Party to insist, on one or more occasions, upon strict performance of any of the provisions of this Agreement or to take advantage of its rights hereunder or the delay or failure in exercising totally or partially any right or remedy under this Agreement, shall not be construed as a waiver of any such provisions or the relinquishment of any such rights or any other rights for the future, but the same shall continue and remain in full force and effect. This Agreement shall be amended, modified or supplemented by an agreement in writing signed by authorized representatives of each of the Parties subject to the following milestones:

(a) On or before October 18, 2024, SunPower shall provide to Complete Solaria a summary of the revisions to the list of Transition Services under this Agreement (the “Revised Transition Services”).

(b) The Parties shall agree the final Revised Transition Services (the “Final Revised Transition Services”) by no later than October 20, 2024.

(c) On or before October 30, 2024, the Parties shall use good faith efforts to execute an amendment to this Agreement to provide the Final Revised Transition Services that will bind all Parties and its successors, including the Wind Down Estate.

Section 8.11 Third-Party Beneficiaries. The provisions of this Agreement are intended for the sole benefit of SunPower and Complete Solaria and there are no third-party beneficiaries hereof (except as expressly set forth herein).

Section 8.12 Severability. The invalidity or unenforceability of any portion or provision of this Agreement shall in no way affect the validity or enforceability of any other portion or provision hereof. Any invalid or unenforceable portion or provision shall be deemed severed from this Agreement and the balance of this Agreement shall be construed and enforced as if this Agreement did not contain such invalid or unenforceable portion or provision. If any such provision of this Agreement is so declared invalid, the Parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect (including economic effect).

Section 8.13 Wind-Down. Complete Solaria acknowledges and agrees that (a) SunPower is a debtor in the process of scaling down its business and, as such, SunPower is subject to limitations on and obligations of debtors under the Bankruptcy Code and orders of the Bankruptcy Court that may impact SunPower’s ability to perform under this Agreement, and (b) the assets, resources, and personnel of SunPower may have been sold to other buyers or be unavailable, as applicable, to perform the Forward Services. Notwithstanding anything in this Agreement to the contrary SunPower shall have no obligation to provide, or cause to be provided, and shall not be liable for any such failure to provide or cause to be provided, any Forward Service to the extent that such Forward Service cannot be provided without an asset, resource, personnel, or ability that SunPower no longer possesses, is unavailable, or was divested or otherwise disposed of in connection with any of the Bankruptcy Cases or any other Bankruptcy Disposition.

Section 8.14 Counterparts; Electronic Execution.

(a) Counterparts. This Agreement and any amendments of this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Executed counterparts of this Agreement may be delivered by facsimile or email.

(b) Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 8.15 Non-Recourse. This Agreement may only be enforced against, and any action, litigation, or proceeding of any kind based upon, arising out of or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or advisor of any Party will have any liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or liabilities of any of the parties to this Agreement or for any action, litigation, or proceeding related hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed the day and year first above written.

SUNPOWER CORPORATION

SUNPOWER CORPORATION, SYSTEMS

FALCON ACQUISITION HOLDCO, INC.

BLUE RAVEN SOLAR HOLDINGS, LLC

BRS FIELD OPS, LLC

BLUE RAVEN SOLAR, LLC

SUNPOWER CAPITAL SERVICES, LLC

SUNPOWER CAPITAL, LLC

SUNPOWER NORTH AMERICA, LLC

SUNPOWER HOLDCO, LLC

By:	/s/ Matt Henry
	Name:	Matt Henry
	Title:	Chief Transformation Officer

[Signature Page to Transition Services Agreement]

COMPLETE SOLARIA, INC.

By:	/s/ TJ Rodgers
	Name:	TJ Rodgers
	Title:	Chief Executive Officer

[Signature Page to Transition Services Agreement]